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                                                                    EXHIBIT 5


                                February 26, 2002





Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


         Re:      Registration Statement on Form S-8
                  Encore Acquisition Company 2000 Incentive Stock Plan

Gentlemen:

         This firm has acted as counsel to Encore Acquisition Company, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of 1,802,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company under the Company's 2000 Incentive Stock Plan (the "Plan"). The opinion set forth below is given pursuant to Item 601(b)(5) of Regulation S-K for inclusion as
Exhibit 5 of the Registration Statement of the Company.

         In connection with this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when issued against payment therefor in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is further limited and qualified in all respects as follows:


                  A. The opinion is specifically limited to the existing General Corporation Law of the State of Delaware.


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                  B. This opinion is limited to the specific opinions stated
         herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

                  C. We assume no duty to update or supplements this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

         We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       Respectfully submitted,

                                       /s/ Kelly, Hart & Hallman, P.C.

                                       KELLY, HART & HALLMAN
                                       (a professional corporation)